Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 19, 2015, relating to the consolidated financial statements as of December 31, 2014 and 2013 and for the years then ended, which appear in Enumeral Biomedical Holdings, Inc.’s Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, NY

April 10, 2015